Exhibit 99.1

Oranco, Inc. to Launch Blockchain-based Anti-counterfeiting Laser Recognition Proprietary Technology

Fenyang City, China, September 27, 2019 (GLOBE NEWSWIRE) -- Oranco, Inc. ("Oranco" or the "Company") (ORNC), a company engaged in marketing and wholesale of self-branded liquors and wines in China, announced today its blockchain-based spirits identification and collection technology (the “Huaxin Cellar Blockchain platform”) has finished its test phase and the Company plans to launch the Huaxin Cellar Blockchain platform soon.

On August 20, 2018, the Company, through its wholly-owned subsidiary Fengyang Huaxin Spirit Development Co., Ltd., entered into an agreement (the “Agreement”) with Guangzhou Silicon Technology Co., Ltd. (“GSTC”), a company specializing in blockchain technical solution development and technical support, to develop the “ Huaxin Cellar Blockchain platform for the identification and anti-counterfeiting of the Company’s premium alcoholic beverages.

Under the Agreement, both parties agreed to develop the Huaxin Cellar Blockchain platform for the Company’s collectible liquors and other premium products by constructing a mechanism featuring blockchain technology’s characteristics such as uniqueness, data tampering protection, and transaction traceability. The Company believes that the Huaxin Cellar Blockchain platform will increase the value of its collectible product lines.

As part of the diligent effort to perform under the Agreement, GSTC shall verify the authenticity of the Company’s premium products, making sure that they are not altered or replaced through physical means. GSTC will then use the Huaxin Cellar Blockchain platform to create irreplaceable digital IDs on a blockchain for each of the Company’s premium alcoholic beverage product.

Mr. Peng Yang, President of Oranco, Inc., commented, “We are pleased to announce our blockchain solution for spirit identification and collection has finished its test phrase and we will launch the Huaxin Cellar Blockchain platform soon. It will enable our customers to ensure the authenticity of our premium alcoholic beverages and allow our new premium brands to build their value over time. We look forward to the steady advancements of our blockchain technologies and services as we drive continued growth in our business.”

About Oranco, Inc.

Headquartered in Fenyang City, China, Oranco, Inc. (ORNC), is engaged in the alcohol marketing and wholesale business in China. We currently focus our business on the sale of self-branded Fenjiu liquor and imported wines. Our goal is to promote premium alcoholic beverages to China’s population. We aim to achieve this goal by catering to the ever-evolving tastes in alcohol through our creative marketing strategies and innovative product designs that target different age groups in China. Oranco, Inc. has developed various innovative products, such as its “Dagangjiu (translated as “Big Jar Liquor”), and is effective in capturing the attention of different age groups of Chinese consumers. We are constantly renovating traditional Chinese culture to attract various age and cultural groups in China.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s registration statement and in its other filings with the Securities and Exchange Commission.

Contact Information

For investor and media inquiries please contact:

Email: Oranco@surerich-invest.com

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